UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

February 25, 2020

FRANCHISE HOLDINGS INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-27631	65-0782227
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3120 Rutherford Road

Suite 414

Vaughan, Ontario, Canada L4K 0B2

(Address of principal executive offices)

888-554-8789

(Registrant’s telephone number, including area code)

N/A

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On February 25, 2020, Franchise Holdings International, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “SPA”) with Leonite Capital, LLC, a Delaware limited liability company (“Leonite”) to provide the Company with additional funding to conduct its business. Pursuant to the SPA, the Company issued to Leonite a Senior Secured Convertible Promissory Note (the “Note”) in the principal amount of $544,425.09 at an original issue discount of $44,425.09.

The consideration for the Note can be paid in one or more tranches. The first tranche, in the principal amount of $217,779.07 at an original issue discount of $17,779.07, was received by the Company on February 26, 2020. The remainder of the tranches shall be distributed at Leonite’s sole discretion.

In addition, the Company issued to Leonite 450,000 shares of common stock and warrants to purchase 900,000 shares of common stock of the Company pursuant to the SPA.

Leonite is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Act”). The offer, issue, and sale of securities are and will be exempt from the registration and prospectus delivery requirements of the Act, and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit, or qualification requirements of all applicable state securities laws. Leonite was granted piggy back registration rights as to the common shares and all the underlying securities.

Craft Capital Management LLC was acting as broker for this transaction and received 5%, or $10,000, as broker fee.

Senior Secured Convertible Promissory Note

Pursuant to the terms of the SPA, the Company delivered the Note to Leonite for the principal sum of $544,425.09, together with interest at the rate of 10.2% per annum. The consideration for the entire Note is $500,000. At the closing of the initial tranche, the outstanding principal amount under the Note was $217,779.07, consisting of the initial consideration of $200,000 plus $17,779.07 of original issue discount. The maturity date is 18 months from the date of issue. The principal sum, as well as any accrued and unpaid interest and other fees shall be due and payable in accordance with the payment terms set forth in the Note. The Note may be prepaid as set forth in the Note. Any amount of principal or interest on the Note, which is not paid by the maturity date, shall bear interest at the rate of 24% per annum from the due date thereof until the same is paid.

Leonite shall have the right at any time after six months of the issuance date of the Note, at its option, to convert all or any part of the outstanding and unpaid principal amount and accrued and unpaid interest of the Note into fully paid and non-assessable shares of common stock of the Company at a conversion price of $0.09 per share. The conversion price shall be subject to a one-time repricing 180 days after the closing. The repricing will be based on the lower of (i) the unadjusted conversion price, and (ii) the lowest volume weighted average price, or VWAP, of the five (5) trading days immediately preceding the repricing date, but in any case, to not less than $0.02 per share.

The Note is a senior secured obligation of the Company, with priority over all future indebtedness of the Company. The obligations of the Company under the Note are secured pursuant to the terms of the Security and Pledge Agreement.

In addition, the Company is required at all times to have authorized and reserved five (5) times the number of shares that is actually issuable upon full conversion of the Note. For the initial tranche, the Company has reserved 25,000,000 shares of common stock with its transfer agent.

Common Share Purchase Warrant

In connection with the SPA and the Note, Leonite was granted warrant for the purchase of 450,000 shares of the Company’s common stock, at an exercise price of $0.10 per share, for a period of five years. The warrant maybe exercised on a cashless basis under certain conditions.

Security and Pledge Agreement

In order to secure the Company’s timely payment of the Note and related obligations and the timely performance of each and all of its covenants and obligations under the SPA and related documents, the Company and Worksport, Ltd., a wholly-owned subsidiary of the Company, entered into the Security and Pledge Agreement with Leonite. Pursuant to the agreement, the Company and Worksport, Ltd. unconditionally and irrevocably granted and pledged and hypothecated to Leonite a continuing first-priority security interest in and to, a lien upon, assignment of, and right of set-off against, all presently existing and hereafter acquired or arising Collateral as set forth in the agreement. Such security interest includes, but is not limited to, all of the assets of the Company and such subsidiaries and affiliates.

The foregoing descriptions of the terms of the Securities Purchase Agreement, Senior Secured Convertible Promissory Note, the Warrant, the Security and Pledge Agreement, do not purport to be complete and are subject to and qualified in their entirety by reference to the agreements and instruments themselves, copies of which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to this report, and the terms of which are incorporated herein by reference. The benefits and representations and warranties set forth in such agreements and instruments are not intended to and do not constitute continuing representations and warranties of the Company or any other party to persons not a party thereto.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided in Item 1.01 is incorporated by reference in this Item 3.02.

The issuance of the shares pursuant to the SPA, the commitment shares and the shares issuable upon any conversion of the Note and the Warrant have not been registered under the Act, and therefore may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. For these issuances, the Company relied on the exemption from federal registration under Section 4(a)(2) of the Act and/or Rule 506 promulgated thereunder, based on the Company’s belief that the offer and sale of such securities did not involve a public offering.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Securities Purchase Agreement by and between the Company and Leonite Capital LLC, dated February 25, 2020
10.2	Senior Secured Convertible Promissory Note, dated February 25, 2020
10.3	Common Stock Purchase Warrant, dated February 25, 2020
10.4	Security and Pledge Agreement by and among the Company, Worksport Ltd, and Leonite Capital LLC, dated February 25, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 2, 2020

Franchise Holdings International, Inc.

By:	/s/ Steven Rossi
Name:	Steven Rossi
Title:	Chairman of the Board and Chief Executive Officer